Exhibit 5.1

301 Congress Avenue, Suite 900 Austin, TX 78701 Tel: +1.737.910.7300 Fax: +1.737.910.7301 www.lw.com FIRM / AFFILIATE OFFICES
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MorningStar Partners, L.P.

400 West 7th Street

Fort Worth, Texas 76102

Re:	Registration Statement No. 333-268424; Initial Public Offering of Common Units of TXO Energy Partners, L.P.

To the addressees set forth above:

We have acted as special counsel to MorningStar Partners, L.P., a Delaware limited partnership (the “Partnership”), in connection with the proposed issuance of up to 5,750,000 common units representing limited partner interests in the Partnership (the “Common Units”). Immediately prior to the issuance of Common Units, the Partnership shall be renamed “TXO Energy Partners, L.P.”. The Common Units are included in a registration statement on Form S-1 under the Securities Act of 1933, as amended (the “Act”), initially filed with the Securities and Exchange Commission (the “Commission”) on November 17, 2022 (Registration No. 333-268424) (as amended, the “Registration Statement”). The term “Common Units” shall include any additional common units registered by the Partnership pursuant to Rule 462(b) under the Act in connection with the offering contemplated by the Registration Statement. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus, other than as expressly stated herein with respect to the issuance of the Common Units.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the general partner of the Partnership and others as to factual matters without having independently verified such factual matters. We are opining herein as to the Delaware Revised Uniform Limited Partnership Act (the “Delaware Act”) and we express no opinion with respect to any other laws.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, when the Common Units shall have been issued by the Partnership against payment therefor in the circumstances contemplated by the form of underwriting agreement most recently filed as an exhibit to the Registration Statement and have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers, the issue and sale of the Common Units will have been duly authorized by all necessary limited partnership action of the Partnership, and the Common Units will be validly issued and, under the Delaware Act, purchasers of the Common Units will have no obligation to make further payments for their purchase of Common Units or contributions to the Partnership solely by reason of their ownership of Common Units or their status as limited partners of the Partnership, and no personal liability for the obligations of the Partnership, solely by reason of being limited partners of the Partnership.

January 18, 2023

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the prospectus under the heading “Validity of the Common Units.” We further consent to the incorporation by reference of this letter and consent into any registration statement filed pursuant to Rule 462(b) with respect to the Common Units. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Sincerely, /s/ Latham & Watkins LLP